UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2010 (April 23, 2010)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2010, Golden Gate III Vermont Captive Insurance Company (“GG III”), a newly formed, indirect wholly-owned subsidiary of Protective Life Corporation (“PLC”), entered into a Reimbursement Agreement (the “Reimbursement Agreement”) with UBS AG, Stamford Branch, as issuing lender (“UBS”).  Under the Reimbursement Agreement, on April 23, 2010, UBS issued a letter of credit (the “LOC”) in the initial amount of $505 million to a trust for the benefit of PLC’s indirect wholly-owned subsidiary, West Coast Life Insurance Company (“WCL”).  Subject to certain conditions, the amount of the LOC will be periodically increased up to a maximum of $610 million in 2013.  The term of the LOC is expected to be eight years, subject to certain conditions including capital contributions made to GG III by one of its affiliates.  The LOC was issued to support certain obligations of GG III to WCL for a portion of reserves related to level premium term life insurance policies reinsured by GG III from WCL under an indemnity reinsurance agreement effective April 1, 2010.  These policies were originally ceded by WCL to Golden Gate Captive Insurance Company, an indirect wholly-owned subsidiary of PLC, and were recaptured by WCL and ceded to GG III concurrent with this transaction.  The estimated average annual expense of the LOC under generally accepted accounting principles is approximately $11 million, after-tax.

Pursuant to the terms of the Reimbursement Agreement, in the event amounts are drawn under the LOC by the trustee on behalf of WCL, GG III will be obligated, subject to certain conditions, to reimburse UBS for the amount of any draw and any interest thereon.  The Reimbursement Agreement is “non-recourse” to PLC, Protective Life Insurance Company (“PLICO”) and WCL, meaning that none of these companies are liable to reimburse UBS for any drawn amounts or interest thereon.  Pursuant to the terms of a letter agreement with UBS, PLC has agreed to guarantee the payment of fees to UBS under the Reimbursement Agreement.  Pursuant to the Reimbursement Agreement, GG III has collateralized its obligations to UBS by granting UBS a security interest in its assets.

Item 8.01                                           Other Events.

On April 28, 2010, Golden Gate Captive Insurance Company (“GG”), a South Carolina special purpose financial captive and wholly-owned subsidiary of PLICO, redeemed $180 million of Series B Surplus Notes held by PLC.  On April 29, 2010, PLC used the proceeds of this redemption to repay $180 million of the outstanding balance on its revolving line of credit facility (the “Credit Facility”), resulting in an outstanding balance of $80 million under the Credit Facility on such date.  In addition, on April 27, 2010, GG’s Board of Directors authorized the payment of a dividend in the amount of $250 million to PLICO to be paid in one or more payments on or after April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated: April 29, 2010